Exhibit 99.1

Statement From NASDAQ Regarding Review of Alternatives to

Divest London Stock Exchange Stake

NEW YORK, Aug. 20, 2007 (PRIME NEWSWIRE) — The Nasdaq Stock Market, Inc. (NASDAQ) confirms that the review of alternatives to divest its approximately 31% stake in the London Stock Exchange Group plc (“LSE”) announced earlier today would not involve a sale by NASDAQ to any single purchaser (or to persons known to NASDAQ to be acting in concert in connection with the purchase) of an interest in shares carrying 30% or more of the voting rights of LSE.

Cautionary Note Regarding Forward-Looking Statements

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. NASDAQ cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about a possible sale transaction, expectations and intentions and other statements that are not historical facts. Additional risks and factors are identified in NASDAQ’s filings with the U.S. Securities Exchange Commission (the “SEC”), including its Report on Form 10-K for the fiscal year ending December 31, 2006 which is available on NASDAQ’s website at http://www.nasdaq.com and the SEC’s website at SEC’s website at http://www.sec.gov. NASDAQ undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise

NDAQG

Contact:	The Nasdaq Stock Market, Inc.
Media:
Bethany Sherman
212.401.8714